Exhibit 11

Interiors, Inc.
Computation of Weighted Average Number of Shares
Outstanding for the Quarter Ended September 30, 1999

                                                                  Class A &
                                                                    Class B   Weighted   Weighted
                                                                     Common      Basic    Diluted
                                                                      (000)      (000)      (000)
                                                                  ---------   --------   --------
Total Common Shares Outstanding at June 30, 1999                     32,629
Escrow Shares at June 30, 1999                                          (82)

Class A Common and Class B Common for EPS at June 30, 1999           32,547     32,089     32,089

Additional Common Shares                                              1,205        769        769

Total Common Shares Outstanding at September 30, 1999                33,752
Escrow Shares at September 30, 1999

Class A Common and Class B Common for EPS at September 30, 1999      33,572     32,858     32,858